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                                 [EXHIBIT 10.15]

                              OVERLAND TRAILS LLC.
                         PROFIT PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 23 day of September, 1997, by and between Overland Trails, L.L.C., a Utah Corporation (hereinafter referred to as "Overland") and W.W. Clyde, Inc., a Utah Corporation (hereinafter referred to as "Clyde")

WHEREAS, Overland is a corporation involved in the development and sale of real property in the Town of Eagle Mountain, Utah County, State of Utah,

WHEREAS, Clyde desires to provide labor and materials to Overland in connection with development of the real estate project above referenced, in the Town of Eagle Mountain,

WHEREAS, Overland desires to further compensate Clyde based upon CLYDE's agreement to accept payment for its material and labor when the building lots are sold.

NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, and other good and valuable consideration, the parties hereby agree as follows:

1) Clyde will provide goods and services to Overland for use in the real estate development project located in the Town of Eagle Mountain. Clyde will be compensated for its services as provided in other agreements as per Exhibit 1 Overland Trails, L.L.C. Owner-Contractor Agreement. Clyde will further be compensated and receive Twenty Three percent (23%) of the net profits derived from the sale of the building lots up to and not to exceed the sum of One Hundred Thousand Dollars ($100,000.00). Upon receipt by Clyde of the sum of One Hundred Thousand Dollars ($100,000.00), Clyde shall have no further claim for profits pursuant to this Agreement.

2) The profit participation payments, above referenced, shall be due and payable upon the closing of the sale of the last building lot within the project.

3) Clyde shall receive payment for labor and materials on the project, as referenced in other agreements, as each individual lot sale is closed and Clyde shall receive a pro rate payment on its contract computed by taking the total amount of contract as divided by the total number of lots. Said payments are separate and exclusive to this Profit Participation Agreement.

4) The parties acknowledge that this Agreement does not provide to Clyde any ownership interest in Overland or in the project, other than such rights as may accrue pursuant to Mechanic's liens.


5) Entire Agreement. This Agreement comprises the entire agreement between the parties and may not be modified or altered except by mutual agreement' in writing, signed by all parties concerned.


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6) Governing Law. The laws of the State of :Utah shall govern the construction and interpretation of this Agreement.

7) Severability. All agreements and covenants contained herein are coverable, and in the event any of them shall be held to invalid by any competent Court, this contract shall be interpreted as if such invalid agreements or covenants were not contained herein.

8) Enforcement. In the event of any action to enforce one or more of the terms of this Agreement, the party against whom enforcement is sought agrees that the party enforcing the agreement shall be entitled to an award of all costs of court, including costs of court and reasonable attorney's fees.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                               OVERLAND TRAILS LLC
                                W.W. CLYDE & CO.



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                      THE AMERICAN INSTITUTE OF ARCHITECTS

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                                AIA Document A107
                          ABBREVIATED FORM OF AGREEMENT
                          BETWEEN OWNER AND CONTRACTOR
                For CONSTRUCTION PROJECTS OF LIMITED SCOPE where
                    the Basis of Payment is a STIPULATED SUM

                                  1987 EDITION

              THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.

      This document includes abbreviated General Conditions and should not be used with other general conditions. It has been approved and endorsed by The Associated General Contractors of America.

--------------------------------------------------------------------------------
AGREEMENT

made as of the                       day of September in the year Nineteen
Hundred and Ninety-Seven

BETWEEN the Owner:           Overland Trails, L.C.
(Name and address)           130 West Main Street
                             Lehi, Utah 84043

and the Contractor:          W. W. Clyde & Co.
(Name and address)           P.O. Box 350
                             Springville, Utah 84663

The Project is:              Overland Trails Estate at Eagle Mountain
(Name and location)

The Architect is:            acknowledged to be the Owner's Designated
(Name and address)           Representative. Accordingly, any references in this
                             Agreement to Architect shall mean Owner's
                             Designated Representative. Owner's Designated
                             Representative: MCM Engineering, P.O. Box 189,
                             Heber City, Utah 84032

The Owner and Contractor agree as set forth below.

Copyright 1936, 1951, 1958, 1961, 1963, 1966, 1974, 1978, (C)1987 by Else Anon
Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C. 20006. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.


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                                    ARTICLE 1
                            THE WORK OF THIS CONTRACT

1.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

See Attachment #l: W. W. Clyde & Co.'s letter dated 02 Sept 1997 to complete the grading for the Outland Trails Estate.


                                    ARTICLE 2
                 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

2.1 The date of commencement is the date from which the Contact Time of Paragraph 2.2 is measured, and shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

Within three (3) days after execution of this contract.

2.2 The Contractor shall achieve Substantial Completion of the entire Work not later than

, subject to adjustments of this Contract Time as provided in the Contract Documents.


                                    ARTICLE 3
                                  CONTRACT SUM

3.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum of Six Hundred Thirty Seven Thousand and 00/100 ------------------------Dollars ($ 637 000.00 ), subject to additions and deductions as provided in the Contact Documents.

3.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

None

3.3     Unit prices, if any, are as follows:

None



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                                    ARTICLE 4
                                PROGRESS PAYMENTS

4.1 Based upon Applications for Payment submitted to owner by the Contractor, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents. The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows: Contractor shall by the tenth day of each month, deliver to Owner an Application for Payment showing in complete detail all monies paid out or cost incurred by Contractor during the period. Retainage will be in the amount of 5%. Retention will be released 30 days after completion of Project and acceptance of Owner. Owner shall make progress payments per Owner's Cash Flow Analysis dated 26 August 1997 (see attachment #2)

4.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the puce where the Project is located. Finance Charges will be assessed on a monthly basis on balance owed 30 calendar days after the work has been completed. A rate of (8%) per annum, which is (0.66%) per month will be assessed.


                                    ARTICLE 5
                                  FINAL PAYMENT

5.1 Final payment, constituting the entire unpaid balance of the Contact Sum, shall be made by the Owner to the Contractor when the Work has been completed, the Contact fully performed,


                                    ARTICLE 6
                        ENUMERATION OF CONTRACT DOCUMENTS


6.1 The Contact Documents are listed in Article 7, and except for Modifications issued after execution of this Agreement, are enumerated as follows:

6.1.1 The Agreement is this executed Abbreviated Form of Agreement Between Owner and Contractor, AIA Document A107, 1987 Edition.

6.1.2 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated
              and are as follows:            None

6.1.3 The Specifications are those contained in the Project Manual dated as in Subparagraph 6.1.2, and are as follows:


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                      None

6.1.4 The Drawings are as follows, and are dated 28 July 1997 unless a different date is shown below

Number                            Title                              Date
1 - 16                       Overland Trails Estate              28 July 1997

6.1.5   The Addenda, if any, are as follows:

None

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 6.

6.1.6 Other documents, if any, forming part of the Contract Documents are as follows:

(1) W.W. Clyde & Co. letter dated 02 Sept 1997. Proposal for Overland Trails Estate

(2) Cash Flow Analysis dated 26 August 1997, Overland Trails Estate Cash Flow Analysis, page 1

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                               GENERAL CONDITIONS

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                                    ARTICLE 7
                               CONTRACT DOCUMENTS

7.1 The Contract Documents consist of this Agreement with Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to the execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement. The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the intended results.

7.2 The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor or (3) between any persons or entities other than the Owner and Contractor.



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7.3 Execution of the Contract by the Contractor is a representation that the
Contractor has visited the site and become familiar with the local conditions under which the Work is to be performed.

7.4 The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed , and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.

                                    ARTICLE 8
                                      OWNER

8.1 The Owner shall furnish surveys and a legal description of the site.

8.2 Except for permits and fees which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for the construction, use or occupancy of permanent structures or permanent changes in existing facilities.

8.3 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents or persistently fails to carry out the Work in accordance with the Contract Documents, the Owner, by a written order, may order the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity.

                                    ARTICLE 9
                                   CONTRACTOR

9.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless Contract Documents give other specific instructions concerning these matters.

9.2 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for the proper execution and completion of the Work, whether temporarily or permanent and whether or not incorporated or to be incorporated in the Work.

9.3 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.


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9.4 The Contractor warrants tot he Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform with the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper of insufficient maintenance, improper operation, or normal wear and tear under normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

9.5 Unless otherwise provided in the Contract Documents, the Contractor shall pay sales, consumer, use, and other similar taxes which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect, and shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work.

9.6 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations, and lawful orders of public authorities bearing on performance of the Work. The Contractor shall promptly notify the Architect and Owner if the Drawings and Specifications are observed by the Contractor to be at variance therewith.

9.7 The Contractor shall be responsible to the Owner for the acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons performing portions of the Work under a contract with the Contractor.

 . . . the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to the Contract Documents shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Agreement under which such arbitration arises, unless it is shown at the time the demand for arbitration is filed that (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, (3) the interest or responsibility of such person or entity in the matter is not insubstantial, and (4) such person or entity is not the Architect or any of the Architect's employees or consultants. The agreement herein among the parties to the Agreement and any other written agreement to arbitrate referred to herein shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

                                   ARTICLE 11
                                  SUBCONTRACTS

11.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site.


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11.2 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of the Subcontractors for each of the principal portions of the Work. The Contractor shall not contract with any Subcontractor to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable and timely objection. Contracts between the Contractor and Subcontractors shall (1) require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, be bound to the Contractor by the terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities which the Contractor, by the Contract Documents, assumes toward the Owner and Architect, and (2) allow to the Subcontractor the benefit of all rights, remedies and redress afforded to the Contractor by these Contract Documents.

                                   ARTICLE 12
                            CONSTRUCTION BY OWNER OR
                             BY SEPARATE CONTRACTORS

12.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under conditions of the contract identical or substantially similar to these, including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such claim as provided elsewhere in the Contract Documents.

12.2 The Contractor shall afford the Owner and separate contractors reasonable opportunity for the introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

12.3 Costs caused by delays, improperly timed activities or defective construction shall be borne by the party responsible therefor.

                                   ARTICLE 13
                               CHANGES IN THE WORK

13.1 The Owner, without invalidating the Contract, may order changes in the Work consisting of additions, deletions or modifications, the Contract Sum and Contract Time being adjusted accordingly. Such changes in the Work shall be authorized by written Change Order signed by the Owner, Contractor and Architect, or by written Construction Change Directive signed by the Owner and Architect.

13.2 The Contract Sum and Contract Time shall be changed only by Change Order.


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13.3 The cost or credit to the Owner from a change in the Work shall be determined by mutual agreement.

                                   ARTICLE 14
                                      TIME

14.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

14.2 The date of Substantial Completion is the date certified by the Architect in accordance with Paragraph 15.3.

14.3 If the Contractor is delayed at any time in progress of the Work by changes ordered in the Work, by labor disputes, fire, unusual delay in deliveries, abnormal adverse weather conditions not reasonably anticipatable, unavoidable casualties or any causes beyond the Contractor's control, or by other causes which the Architect determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine.

                                   ARTICLE 15
                             PAYMENTS AND COMPLETION

15.1 Payments shall be made as provided in Articles 4 and 5 of this Agreement.

15.2 Payments may be withheld on account of (1) defective Work not remedied, (2) claims filed by third parties, (3) failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment, (4) reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum, (5) damage to the Owner or another contractor, (6) reasonable evidence that the Work will not be completed within the Contract Time and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay, or (7) persistent failure to carry out the Work in accordance with the Contract Documents.

15.3 When the Architect agrees that the Work is substantially complete, the Architect will issue a Certificate of Substantial Completion.

15.4 Final payment shall not become due until the Contractor has delivered to the Owner a complete release of all liens arising out of this Contract or receipts in full covering all labor, materials and equipment for which a lien could be filed, or a bond satisfactory to the Owner to indemnify the Owner against such . . .

 . . . completion of the Contract or by terms of an applicable special warranty required by the Contract Documents. The provisions of this Article 18 apply to Work done by Subcontractors as well as to Work done by direct employees of the Contractor.



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18.2 Nothing contained in this Article 18 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the time period of one year as described in Paragraph 18.1 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time with which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect tot he Contractor's obligations other than specifically to correct the Work.

                                   ARTICLE 19
                            MISCELLANEOUS PROVISIONS

19.1 The Contract shall be governed by the law of the place where the Project is located.

19.2 As between the Owner and the Contractor, any applicable statue of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued.

        .1     not later than the date of Substantial Completion for acts or failures to act occurring prior to the relevant date of Substantial Completion;

        .2 not later than the date of issuance of the final Certificate for Payment for acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment; and

        .3 not later than the date of the relevant act or failure to act by the Contractor for acts or failures to act occurring after the date of the final Certificate for Payment.

                                   ARTICLE 20
                           TERMINATION OF THE CONTRACT

20.1 If the Architect fails to recommend payment for a period of 30 days through no fault of the Contractor, or if the Owner fails to make payment thereon for a period of 30 days, the Contractor may, upon seven additional days' written notice to the Owner and the Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages applicable to the Project.

20.2 If the Contractor defaults or persistently fails or neglects to carry out the Work in accordance with the Contract Documents or fails to perform a provision of the Contract, the Owner, after seven days' written notice tot he Contractor and without prejudice to any remedy the Owner may have, may make good such deficiencies and may deduct the cost thereof, including compensation for the Architect's services and expenses made necessary thereby, from the payment then or thereafter due the Contractor. Alternatively, at the Owner's option, and upon certification by the Architect that sufficient cause exists to justify such action, the Owner may terminate the Contract and take possession of the site and of all materials, equipment, tools,


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and construction equipment and machinery thereon owned by the Contractor and may finish the Work by whatever method the Owner may deem expedient. If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect's services and expenses made necessary thereby, such excess shall be paid to the Contractor, but if such costs exceed such unpaid balance, the Contractor shall pay the difference to the Owner.


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